Exhibit 10.6
Product Commission Process Contract

Party A Party B: Tianjin Huishi Printing Products Co., Ltd.
Party A is the independent legal entity, which own the qualification of issuing printing products. Party B is the legal manufacturer registered in Tianjin. The two parties signed the commission contract under agreement.

1.	product name, type and amount Name: Education net-card Type: scratch card Size: 54*86mm Material name: 300g white paperboard Amount: 50000 pieces Color: both 4
2.	Price, payment price: the unit price is 0.07 yuan/piece, the total is 3500 yuan; (including, design, paper, film, printing and process etc.). payment: 50% advance, and then pick up the all goods
3.	Delivery : delivery date on March 6, 2006.
4.	Transport: Party B is responsible for the goods transport to Party A.
5.	Quality standard: the goods manufactured by Party B should accord with its own standard and the technology solution of Party A.
6.	Packaging: suit for the requirement of Party A
7.	Award explanation: accord with the requirement of party A
8.	The responsibility for breach of faith: if Party A meet the quality problem during using, party A should inform party B , dispose as following:
1)	If the reason is over the rated amount under design, and brings loss to Party A, party B should compensate for the excess award loss;
2)	If the reason is the quality problem of blurry award encash, and bring the complaining from customers, party B should afford to all the loss;
3)	Party B is responsible to identify the fake note and offer the written certification.
4)	If Party B won’t deliver on time, Party A can deduct 1% of the total account per day for fine; if Party A won’t pay on time, Party B can deduct 1% of the total account per day for fine.
9.	Both parties agree with the said items, and effect after signature or seal. Or sign the contract by fax.
Address: No.58, Hengshan Rode, Nangang District, Harbin
Tel: 0451-82289115 87000662
Party B: Tianjin Huishi Printing Products Co., Ltd.
Address: Hezhong Building, No. 51, Youyi Rode, Tianjin
Tel: 022-83281166 83281167
Account No: 030201409100563211
Date: March 2, 2006